                                                                   EXHIBIT 10.14




                                                                         11/2/95


                                OPERATING AGREEMENT
                                -------------------


THIS OPERATING AGREEMENT (this "Agreement"), dated as of November 2, 1995, between Telcom Semiconductor, Inc. , a Delaware corporation with its principal address at 1300 Terra Bella Avenue, Mountain View, California 94039 ("Owner"), and IC WORKS, Inc., a California corporation with its principal address at 3725 North First Street, San Jose, California 95134-1700 ("Operator").


                                RECITALS

    Owner desires to acquire, either by purchase or lease, certain foundry equipment, as set forth in this Agreement. Operator is willing to install and operate Owner's foundry equipment at Operator's foundry under the terms of this Agreement, and to use such equipment to manufacture and supply integrated circuit wafers, on a nonexclusive basis, to Owner under the terms of the Wafer Production Agreement between Owner and Operator that is dated as of the same date as this Agreement (the "Wafer Production Agreement").

    NOW, THEREFORE, the parties agree as follows:

                            SECTION 1.  DEFINITIONS

    Unless the context otherwise requires, the capitalized terms used in this Agreement shall have the following meanings:

    1.1  "Agreement Term" shall mean the period that commences on the date of
          --------------
this Agreement and that ends sixty (60) months after the Foundry Ramp Completion Date, as defined below.

    1.2  "Calculated Value" shall mean the Final Equipment Price less the
          ----------------
Depreciation Discount, as defined in the Wafer Production Agreement, property taxes are included in the definition of Depreciation Discount calculated as of a particular point in time during the Agreement Term.

    1.3  "Equipment" shall mean the personal property (together with all
          ---------
attachments, replacement parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto) that is listed on the Equipment Schedule that is attached as Exhibit A to this Agreement which may be modified by the parties from time to time in accordance with Section 2.1 of this Agreement.

    1.4  "Equipment Price" shall mean the total amount paid for all Equipment by
          ---------------
Owner or Owner's Lessor, as applicable, as set forth in Section 2.3 below.

    1.5  "Lien" shall mean with respect to the Equipment, any mortgage, lien,
          ----
pledge, claim, charge, security interest, title defect or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement.

    1.6  "Owner's Lessor" shall mean an entity or entities from which Owner
          --------------
leases one or more items of Equipment.

    1.7  "Owner's Lien" shall mean a Lien that results from acts of or claims
          ------------
against Owner or Owner's Lessor that is not related to the ownership of the Equipment.

    1.8  "Operator's Foundry" shall mean Operator's wafer fabrication facility
          ------------------
located at 3725 North First Street, San Jose, California.

    1.9  "Permitted Lien" shall mean (i) an Owner's Lien, (ii) the respective
          --------------
rights and interests of Operator and Owner as provided in this Agreement and
(iii) liens for taxes either not yet due or being contested by Operator in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Equipment, the value or operation of the Equipment, title to the Equipment or any interest in the Equipment and do not materially interfere with the use, operation or disposition of any part of the Equipment.

    1.10  "Foundry Ramp Completion Date" shall mean the date when installation
          -----------------------------
of the Equipment is complete as set forth in Section 2.5 below.

    1.11  "Wafer(s)" shall mean a "Wafer" as defined in Section 1.11 of the
           --------
Wafer Production Agreement.

                        SECTION 2.  PURCHASE, ACCOUNTING
                         AND INSTALLATION OF EQUIPMENT

    2.1  Purchase of Equipment.  Because of Operator's familiarity with the
         ---------------------
requirements needed to increase wafer production capacity at Operator's Foundry, Operator shall select the specific models and configurations of the Equipment that Owner is to lease or purchase. Except for Owner's warranty of quiet enjoyment, Operator has not relied upon Owner in selecting the Equipment and acknowledges that Owner has made no representation or warranty of any kind, expressed or implied, with respect to the Equipment, including without limitation its condition, merchantability or fitness for any particular purpose. Upon completion of Equipment selection by Operator, the parties will modify Exhibit A to include a final Equipment list. Owner shall procure the Equipment, with a scheduled delivery date to Operator's Foundry no later than the date set forth in Exhibit A to this Agreement for each item of Equipment.

    2.2  Acceptance Testing.  Operator will perform all acceptance testing for
         ------------------
Equipment during the acceptance period for such Equipment and will give Owner written notice of acceptance.

    2.3  Price of Equipment.  The price Owner pays, or, in the case of leased
         ------------------
Equipment, Owner's Lessor pays, for Equipment shall include the cost of all transportation expenses to Operator's Foundry, sales and excise taxes. Such total price shall not exceed $10 Million, plus or minus 10% ((plus/minus)10%).

    2.4  Accounting for Equipment.  Owner or Owner's Lessor shall carry the
         ------------------------
Equipment in the fixed assets of the Owner's balance sheet or Owner's Lessor's balance sheet, as applicable, and shall have all state and federal tax depreciation rights with respect to the Equipment. The Equipment will not be carried on Operator's balance sheet. Operator's use of the Equipment shall be under the terms and conditions of this Agreement, which shall constitute an operating lease under Financial Accounting Standard 13.

    2.5  Installation and Qualification of Equipment at Operator's Foundry.
         -----------------------------------------------------------------
Operator shall install and qualify the Equipment at the Operator's Foundry, in accordance with the Foundry Ramp Schedule that is attached as Exhibit B to this Agreement. For purposes of this Agreement, the Foundry Ramp will be complete when Operator notifies Owner that Operator can begin supplying the ICW Capacity Commitment to Owner under the Wafer Production Agreement.

                             SECTION 3.  AGREEMENT

    3.1  Agreement.  Owner hereby agrees to cause each item of Equipment to be
         ---------
delivered to Operator, in accordance with the Schedule that is attached as Exhibit A, and Operator agrees to install, operate and maintain the Equipment in accordance with the terms and conditions of this Agreement and the manufacturer's instructions.

    3.2  Assignment of Warranties.  During the Agreement Term, Operator shall
         ------------------------
have the benefit of and shall be entitled to enforce, either in its own name or in the name of Owner or Owner's Lessor for the use and benefit of Operator and Owner or Owner's Lessor, any and all contractor's, dealer's, manufacturer's, installer's or subcontractor's warranties (whether express or implied) in respect of all or any part of the Equipment. Owner hereby appoints Operator as Owner's agent and attorney in fact during the Agreement Term to assert and enforce, from time to time, in the name and for the account of Owner and Operator, as their interests may appear, but in all cases at the sole cost, risk and expense of Operator, whatever claims and rights Owner may have as owner or lessee of the Equipment against any contractor, dealer, manufacturer, installer or subcontractor. Any amounts recovered from a contractor, dealer, manufacturer, installer or subcontractor shall be paid either (a) to Operator, if such amounts will be used by Operator to repair the Equipment in accordance with Section 11.1 below, or if Operator shall demonstrate to Owner's reasonable satisfaction that any excess over the cost of repair is allocable to the loss or decrease in value of Operator's rights under this Agreement, or (b) if not applied to repair of the Equipment or allocable to the loss or decrease in value of Operator's rights under this Agreement, paid to Owner.

    Operator shall apply any amounts paid to Operator under this Section 3.2 to repair of the Equipment and for no other purpose unless Operator has so demonstrated to Owner that such amount is allocable to the loss or decrease in value of Operator's rights under this Agreement.

     (a) Liability.  OPERATOR ACKNOWLEDGES THAT OWNER IS NOT THE MANUFACTURER,
         ---------
     SUPPLIER OR DISTRIBUTOR OF THE EQUIPMENT, THAT SAID ENTITIES ARE NOT AGENTS OF OWNER, AND THAT OWNER HAS ACCEPTED NO RESPONSIBILITY FOR THE TRANSPORTATION, INSTALLATION OR REQUIRED LICENSING NECESSARY FOR THE TRANSFER, INSTALLATION OR USE OF THE EQUIPMENT. OPERATOR HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) WHICH IT MIGHT HAVE AGAINST OWNER FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT, ITS USE OR MAINTENANCE, OR ANY DELAY IN PROVIDING ANY UNIT OF EQUIPMENT, OR ANY INTERRUPTION SERVICE OR LOSS OF USE OF THE EQUIPMENT. If any Equipment is unsatisfactory for any reason, Operator shall make any claim solely against the manufacturer or supplier of the Equipment. Owner shall not be liable for specific performance of this Agreement or for damages if for any reason a supplier declines, delays or fails to fill any order.

                        SECTION 4.  PAYMENT MECHANISMS

    4.1  Payment Mechanisms.  In consideration for Owner's purchase or lease of
         ------------------
the Equipment, as the case may be, and Operator's right to use the Equipment in Operator's Foundry to manufacture Wafers for all of Operator's customers, Operator will provide to Owner a discount to the Wafer purchase price under the terms of the Wafer Production Agreement.

                               SECTION 5.  TITLE

    5.1  Title.  As to each item of Equipment, Owner shall at all times hold
         -----
title to the Equipment or hold a valid lease from Owner's Lessor, in which case Owner's Lessor shall at all time hold title to such Equipment.

    5.2  Personal Property.  The Equipment shall remain personal property
         -----------------
regardless of its attachment to realty, and Operator agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of attachment to realty.

    5.3  Labeling.  Operator will mark the Equipment to indicate Owner's
         --------
interest in the Equipment. Operator will keep all Equipment free from any other marking or labeling, other than that of Owner's Lessor, that might be interpreted as a 3rd party claim on ownership.

    5.4  Right of Inspection.  Owner shall have the right to designate a
         -------------------
representative to enter the Operator's Foundry, upon reasonable notice to Operator and at reasonable times that do not interfere with Operator's use of the Equipment, to inspect and examine the Equipment to ensure Operator's compliance with the terms and conditions of this Agreement. Operator may restrict such inspections to times when the Equipment is being used to manufacture Wafers for Owner. Owner shall be responsible for and indemnify and hold harmless Operator against any loss or damage arising out of its acts and omissions with respect to such inspections, including but not limited to loss arising from injury to person or property, while at the Operator's Foundry. Owner acknowledges that the Operator's Foundry processes, Equipment configuration and wafer production for ICW customers constitute confidential information of ICW and its customers, and Owner agrees that it will sign a nondisclosure agreement in a form satisfactory to Operator, before Owner may enter the Operator's Foundry. Operator shall be responsible for and indemnify and hold harmless Owner against any loss or damage that Owner's representative suffers during the course of such an inspection to the extent that such loss or damage is caused by Operator's negligence or willful misconduct; provided, however, that Operator shall only be liable if Owner's Worker's Compensation insurance does not cover the claim.

                        SECTION 6.  END OF TERM OPTIONS

    6.1  Purchase Option.  Unless the Equipment shall have been previously sold
         ---------------
or otherwise disposed of in accordance with any provision of this Agreement, Operator shall have the option to purchase the Equipment "AS IS" on the last day of the Agreement Term for a purchase price of Two Million Dollars (U.S. $2,000,000), plus any applicable use or sales tax. Such option shall be exercised by irrevocable written notice from Operator to Owner at least six (6) months prior to the last day of the Agreement Term. If at the time of Operator's receipt of such notice Owner is the lessee of any of the items of Equipment, then as to such Equipment, Operator shall promptly take such steps as are necessary to enable Operator to purchase such Equipment from Owner's Lessor. If Operator exercises the purchase option in this Section 6.1 then Operator shall purchase and pay for the Equipment on the last day of the Agreement Term. Upon receipt of such payment, Owner shall transfer to Operator free and clear of any Owner's Lien, all of Owner's right, title and interest in and to the Equipment as to which Owner holds title, and as to any remaining Equipment, Owner shall cause each Owner's Lessor to transfer to Operator all of such Owner's Lessor's right, title and interest in and to such Equipment. Owner hereby agrees to indemnify Operator against any loss, claims or damages arising out of a failure by an Owner's Lessor to transfer such right, title and interest to Operator in an amount equal to the greater of the replacement cost or Calculated Value (as of the last day of the Agreement Term) of such leased Equipment.

    6.2  Return Option.  If Operator fails to exercise its purchase option under
         -------------
Section 6.1 then upon termination of this Agreement, Operator at its expense, shall be responsible for conducting a sale of the Equipment as expeditiously as possible. Operator shall be responsible for preparing the Equipment for sale, and, if necessary, de-installing the Equipment. If the Equipment sells for less than Two Million Dollars ($2,000,000) then Operator will pay up to One Million Five Hundred Thousand Dollars ($1,500,000) to Owner on a dollar for dollar basis to make up the difference between the sales price and Two Million Dollars. For example, if the sales price is $1.8 Million, then Operator will pay $200,000 to Owner. If the sales price is $800,000 then Operator will pay $1,200,000 to Owner.

                                SECTION 7.  INDEMNIFICATION

    7.1 Operator agrees to indemnify and defend Owner and hold it harmless from and against any and all losses, damages or claims (including injury to third persons or property of third persons) that Owner incurs as a result of:

         (a) Operation of the Equipment.  Operator's installation, use and
             --------------------------
    maintenance of the Equipment at the Operator's Foundry including strict or absolute liability in tort.

         (b) Related Transactions or Laws.  Any violation by Operator of any
             ----------------------------
    applicable law affecting the Equipment or any action or transaction by Operator with respect to the Equipment or pursuant to this Agreement; or

         (c) Hazardous Substances.  The existence, use, generation, manufacture,
             --------------------
    storage, disposal, handling during the Agreement Term of any hazardous substances in any way connected with the Equipment, or any violation of any environmental laws involving the Equipment, including all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, attorneys' fees and disbursements, and other response or remedial costs.

    7.2  Limitations on Indemnity Obligations.  Operator's obligations under
         ------------------------------------
Section 7.1 above are subject to Owner giving Operator prompt written notice of any claims against Owner, Operator having sole control over the defense and settlement of the matter and Owner and Owner's Lessors' providing reasonable cooperation and assistance to Operator, subject to Operator's payment of Owner's and Owner's Lessors' reasonable out-of-pocket expenses. In no case will Operator's indemnity obligations under this Section apply to claims that arise as a result of Owner's or any of Owner's Lessors' negligence or willful misconduct.

                    SECTION 8.  TAXES, ASSESSMENTS AND FEES

    8.1  Responsibility for Taxes.  Owner shall pay when due all property taxes
         ------------------------
on the Equipment and on Owner's net income. Operator shall pay all taxes on Operator's net income and taxes during the Agreement Term. Each party hereby indemnifies the other against any damages, losses or claims arising out of the indemnifying party's failure to pay taxes when due in accordance with this Section.

    8.2  Payment of Taxes.  With respect to Equipment related taxes for which
         ----------------
Owner is responsible under applicable laws, Owner shall file all declarations, forms and returns and shall pay the applicable governmental authority directly.

    8.3  Limitations.  Operator shall not be entitled to claim any investment
         -----------
tax credits or depreciation deduction or any tax benefits normally associated with ownership in respect of any of the Equipment. Operator agrees that it will not claim or attempt to claim any such investment tax credit, depreciation deduction or other such tax benefit except deductions for deductible taxes paid by Operator as provided in Section 8.1 above.

                  SECTION 9.  REPRESENTATIONS AND WARRANTIES

    Each party hereby represents and warrants to the other as follows:

    9.1  Existence and Power.  The party is a corporation duly organized,
         -------------------
validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease, and operate its business and to carry on its business as now being conducted or proposed to be conducted.

    9.2  Authorization.  The party has the power and authority to execute and
         -------------
deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by such party of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly authorized by such party; no other action on the part of such party, whether pursuant to its certificate or sections of incorporation or bylaws, or otherwise, is necessary to authorize it to enter into this Agreement or to consummate the transactions contemplated by this Agreement.

    9.3  No Violations, Etc.  Neither the execution, delivery nor performance of
         ------------------
this Agreement by the party (a) requires any filing with, or consent, authorization, approval of, or waiver or exemption by, any governmental authority on the part of the party; or (b) violates or will violate any applicable law; or (c) in the case of Owner's representation and Warranty to Operator, violates or will violate or be inconsistent with any lease agreement between Owner and any Owner's Lessor. Owner further represents and warrants that each lease agreement between Owner and an Owner's Lessor with respect to Equipment shall contain terms sufficient to enable Owner to carry out each of its obligations with respect to such Equipment under this Agreement.

    9.4  Governmental Actions.  No authorization or approval or other action by,
         --------------------
and no notice to or filing or registration with, any governmental authority is or will be required in connection with the execution, delivery or performance by the party, or the consummation by it of the transactions contemplated by this Agreement except, for such approvals and authorizations that would not have a material adverse effect on the value and utility of any item of Equipment.

    9.5  Binding Effect.  This Agreement is the legal, valid and binding
         --------------
obligation of the party enforceable against such party in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

    9.6  Litigation.  There are no proceedings or investigations pending or, so
         ----------
far as any of the officers of the party know, threatened before any court or arbitrator or before or by any governmental authority which if, in any one case or in the aggregate, determined adversely to its interests would have a material adverse effect on the Equipment or on such party's ability to enter into or carry out its obligations under this Agreement.

    9.7  No Other Security.  No effective security agreement, financing
         -----------------
statement, equivalent security or lien instrument or continuation statement covering all or any part of the Equipment is or will be on file or of record in any public office, at any time during the Agreement term, other than a purchase money security interest (including a UCC-1 Financing Statement) filed in connection with the purchase and financing of the Equipment by Owner or by an Owner's Lessor, as applicable.

    9.8  Commercial Use.  The Equipment is being delivered to Operator under
         --------------
this Agreement solely for commercial use and not for personal, family or household purposes.

                       SECTION 10.  RESTRICTION ON LIENS

    Operator shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Equipment, title thereto or any interest therein, except Permitted Liens. Operator shall promptly, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to Owner any Lien not excepted above if the same shall arise at any time.

              SECTION 11.  OPERATION AND MAINTENANCE; ALTERATIONS
                          MODIFICATIONS AND ADDITIONS

    11.1 Operation and Maintenance.  Operator, at its own expense, shall at all
         --------------------------
times during this Agreement, operate, maintain, service and repair the Equipment in accordance with applicable industry standards and, in any event, to the extent required to (i) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, (ii) cause the Equipment to continue to have the capacity and functional ability to perform, on a continuing basis, in normal commercial operation, as contemplated in the Wafer Production Agreement, subject to ordinary wear and tear, including, without limitation, the performance of all major repairs, non-routine maintenance activities and overhauls of the Equipment as required by equipment manufacturers or by prudent industry practice as applicable in the industry, as necessary in order to maintain the desired Wafer production levels as specified in the Wafer Production Agreement.

    11.2  Replacement of Parts.
          --------------------

         (a) Operator's Responsibility.  Operator, at its own expense shall
             -------------------------
promptly replace all parts incorporated in the Equipment and that may from time to time fail to function or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. Owner hereby authorizes Operator, to install such parts as part of the Equipment. Orders made by Operator pursuant to the immediately preceding sentence shall not require the Owner's prior consent provided that Operator reasonably believes that such repairs are necessary to achieve or maintain the Foundry Ramp Schedule set forth in Exhibit B.

         (b) Title to Replacement Parts.  Title to each part of the Equipment
             --------------------------
once incorporated in the Operator's Foundry pursuant to this Section 11.2 shall without further act vest in Owner or Owner's Lessor, as the case may be, and shall be deemed to constitute a part of the Equipment and be subject to this Agreement. All parts at any time removed from the Equipment shall remain the property of Owner or Owner's Lessor, as the case may be, no matter where located, until such time as such parts shall be replaced by parts that have been incorporated in the Equipment and that meet the requirements for replacement parts specified in this Section. Immediately upon any replacement part becoming incorporated in the Equipment, without further act, title to the removed part shall thereupon vest in such person as shall be designated by Operator.

    11.3  Alterations Required by Law.
          ---------------------------

         (a) Operator's and Owner's Responsibilities.  Operator shall make such
             ---------------------------------------
alterations to the Equipment as may be required from time to time to meet the requirements of law or of any governmental authority having jurisdiction as soon as practicable after any such requirements shall arise. To be mutually agreed, either Operator shall pay for such alterations or Owner shall be responsible for paying the cost of such alterations, in which case the cost of such alterations will be added to the Final Equipment Price for purposes of calculating the Depreciation Discount for remaining Agreement Periods.

         (b) Title to Alterations.  Title to each part of the Equipment
             --------------------
(including any non-severable part to be incorporated in the Equipment as a result of any alteration pursuant to this Section 11.3) once incorporated in the Operator's Foundry pursuant to this Section 11 shall without further act vest in Owner or Owner's Lessor, as the case may be, and shall be deemed to constitute a part of the Equipment and be subject to this Agreement. If Operator has paid for the alteration, then title to any Equipment removed or replaced as part of such alteration shall vest in Operator.

    11.4  Optional Alterations and Replacement.
          ------------------------------------

         (a) Operator's Responsibilities. In addition to Sections 11.2 and 11.3,
             ---------------------------
Operator may make alterations to or replacement of the Equipment as Operator may deem desirable in the proper conduct of its business, so long as such alterations shall not diminish the value or utility of the Equipment. Operator shall be responsible for the costs of such alterations or replacement.

         (b) Title to Optional Alterations and Replacement Parts.  Title to each
             ---------------------------------------------------
part of the Equipment (including any non-severable part to be incorporated in the Equipment as a result of any alteration pursuant to this Section 11.4) once incorporated in the Operator's Foundry pursuant to this Section 11 shall remain the property of Owner or Owner's Lessor, as the case may be. All parts at any time removed from the Equipment shall without further act vest in Operator.

    11.5  Permitted Contest.  Notwithstanding Section 11.3 (a) above, Operator
          -----------------
shall not be required to comply with a governmental rule or regulation relating to the operation or maintenance of the Equipment for so long as: (a) Operator is prosecuting in good faith a test, challenge, appeal or proceeding for review of such rule or regulation and such prosecution shall not involve material danger of foreclosure, sale, forfeiture or loss of, or imposition of any Lien other than a Permitted Lien on any part of the Equipment or of impairment of the operation of the Equipment or (b) compliance with such requirement shall have been excused or exempted by a non-conforming use permit, waiver, extension or forbearance excusing or exempting Operator from such rule. If the provisions of any applicable governmental rule or regulation require that such test, challenge, appeal or proceeding be brought by or in the name of Owner or Owner's Lessor, then Owner shall join in any such test, challenge, appeal or proceeding or permit the same to be brought in its name, or in the name of Owner's Lessor.

                            SECTION 12.  INSURANCE

    12.1  Coverage.  Without limiting any of the other obligations or
          --------
liabilities of Operator under this Agreement, at all times during the Agreement Term Operator shall maintain at Operator's sole expense such insurance as is customarily maintained by owners, operators and lessees of foundry facilities and in all events shall carry and maintain the following minimum insurance coverage with respect to the Equipment. All insurance carried pursuant to this
Section 12.1 shall be with such insurers, in such amounts, with deductibles or self-insured retentions and in such form as shall be reasonably satisfactory to Owner.

         (a) Physical Loss.  Operator shall maintain risk property insurance,
             -------------
covering physical loss or damage to the Equipment, and any and all materials, equipment and machinery intended for the Equipment including fire and extended coverage, collapse, liquid damage, earthquake and flood. At all times during the Agreement Term the amount of such insurance shall not be less than the then applicable Calculated Value.

         (b) General Liability.  Operator shall maintain comprehensive general
             -----------------
liability insurance written on an occurrence basis and with a combined single limit of not less than Ten Million Dollars ($10,000,000). Such coverage shall include but not be limited to premises/operations, explosion, collapse and underground hazard, products/completed operations, independent contractors, broad form property damage and personal injury.

         (c) Business Interruption.  Operator shall maintain business
             ---------------------
interruption insurance covering loss of net profits and continuing expense and extra expense insurance covering additional expenses incurred to continue the normal operation of business following an interruption.

         (d) Workers' Compensation.  Operator shall maintain workers'
             ---------------------
compensation insurance in compliance with applicable laws and employer's liability insurance in an amount not less than Twelve Million Six Hundred Thousand Dollars ($12,600,000) covering all employees engaged in connection with the Equipment. Such employer's liability insurance shall not contain an exclusion for occupational disease.

         (e) Endorsement.  Any insurance carried in accordance with this Section
             -----------
12.1 shall be endorsed as follows:

              (i) Payable to Owner.  Owner shall be a named insured and sole
                  ----------------
    loss payee with respect to insurance carried on the Equipment pursuant to
    Section 12.1(a); Owner shall be named as an additional named insured with respect to insurance carried pursuant to Section 12.1(b); and with a provision setting forth the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of Operator and not that of Owner;

              (ii) Multiple Insured.  Any insurance carried in accordance with
                   ----------------
    Section 12.1(b) shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

              (iii)   Validity of Owner's Interest.  Owner's interest shall not
                      ----------------------------
    be invalidated by any action or inaction of Operator or any other person, and Owner shall be insured regardless of any breach or violation by Operator or any other person of any warranties, declarations or conditions in such policies; and

              (iv) Notice of Cancellation or Change.  If such insurance is
                   --------------------------------
    canceled for any reason whatsoever, including nonpayment of premium, or any substantial change or amendment is made in the coverage which affects Owner's interest, such cancellation or change shall not be effective as to Owner or for forty-five (45) days after receipt by Owner of written notice sent by registered mail from such insurer of such cancellation or change. Owner shall have the right to continue the coverage provided herein at Operator's expense.

    12.2  Adjustment of Losses.  The loss, if any, under any insurance required
          --------------------
to be carried by this Section 12 shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings, by Operator. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Agreement.

    12.3  Application of Insurance Proceeds.  All insurance proceeds received on
          ---------------------------------
account of any damage to or destruction of the Equipment or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be paid to Operator, and Operator shall apply such proceeds as follows:

         (a) Payment to Operator for Restoration Expenses.  All such proceeds
             --------------------------------------------
actually received as a result of any such damage or destruction to the Equipment, other than in connection with an Event of Loss (as defined in Section
13.1 below), shall be paid over to Operator. At Owner's request, an officer of Operator shall prepare a Certificate showing in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration.

         (b) Balance Paid to Operator Absent Lien or Default.  Upon the written
             -----------------------------------------------
request of Operator, accompanied by evidence satisfactory to Owner that restoration, as described in section (a) above has been completed and the costs of such restoration paid in full and that there are no Liens (other than Permitted Liens) in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to Operator as it may direct.

    12.4  Additional Disposition.
          ----------------------

         (a) Proceeds of Business Interruption.  All proceeds of business
             ----------------------------------
interruption insurance shall be paid to Operator.

    12.5  Evidence of Coverage.  Prior to the effective date of this Agreement
          --------------------
and at least twenty (20) days prior to each policy renewal date, Operator shall furnish Owner with certification of all required insurance in form and substance reasonably satisfactory to Owner. Such certification shall be executed by each insurer or by an authorized representative of each insurer. Upon request, Operator will furnish Owner with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Equipment.

    12.6  Maintenance of Insurance by Owner.  Owner may at its sole option
          ---------------------------------
obtain the insurance required under this Section 12 if not provided, maintained, kept in force or delivered and furnished to Owner by Operator, and in such event, Operator shall reimburse Owner promptly upon demand for the cost thereof, and until such payment is made by Operator the amount of all such premiums. Operator further agrees, upon Owner request, to thereafter cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Owner.

    12.7  Additional Insurance.  Nothing in this Agreement shall prohibit Owner
          --------------------
at its expense from obtaining insurance for their own benefit in addition to that obtained by Operator pursuant to this Section 12, but Operator shall have no right to or interest in any such additional insurance or proceeds thereof. Operator shall have the right to obtain insurance for its own benefit in addition to the insurance required under this Section 12, provided that Owner shall have no right to or interest in any such additional insurance or proceeds thereof. Not withstanding the above, the insured proceeds referred to in
Section 12 shall not be reduced by proceeds received by one party under Section 12.7.

             SECTION 13  LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

    13.1  Event of Loss. shall mean with respect to any item of Equipment, any
          -------------
of the following events with respect to such Equipment prior to the termination of this Agreement, (i) permanent loss of such Equipment or of the use of such Equipment due to disappearance or destruction of or damage to such Equipment that renders repair uneconomic or that renders such Equipment permanently unfit for normal use by Operator for its intended use in the Operator's Foundry; (ii) any damage to such Equipment or other event that results in an insurance settlement with respect to such Equipment on the basis of an actual or constructive total loss; or (iii) any seizure, condemnation, confiscation or taking of, or such Equipment, but, only if such loss of use continues for a period reasonably anticipated to exceed the remaining portion of the Agreement Term.

    13.2  Payment of Calculated Value on an Event of Loss.  If at any time prior
          -----------------------------------------------
to the expiration or termination of the Agreement Term an Event of Loss shall occur, Operator shall pay as compensation for such Event of Loss the insurance proceeds received with respect to such Event of Loss as set forth in Section
12.1 (a) above. Upon payment in full of such proceeds (a) the Agreement Term shall end and the obligations of Operator hereunder (other than any such obligations expressed herein as surviving termination or expiration of this Agreement) shall terminate as of the date of such payment, and (b) Owner shall transfer to Operator, without recourse or warranty, but free and clear of Owner Liens, all right, title and interest of Owner in and to the Equipment as to which Owner holds title, and as to any remaining Equipment, Owner shall cause Owner's Lessor to transfer to Operator all of Owner's Lessor's right, title and interest in and to such Equipment, and Owner shall assign to Operator all of Owner's interest in the Wafer Production Agreement. Owner hereby agrees to indemnify Operator against any loss, claims or damages arising out of a failure by Owner's Lessor to transfer such right, title and interest to Operator in an amount equal to the greater of the Calculated Value (as of the date of the Event of Loss) or the replacement cost of such leased Equipment.

    13.3  Application of Payments Not Relating to an Event of Loss.  Payments
          --------------------------------------------------------
received at any time by Owner or Operator from any governmental authority or other person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, the Equipment or any part thereof not constituting an Event of Loss shall be paid to Owner, and Owner shall apply such payments as follows: first, directly in payment for repairs or replacement in accordance with the provisions of Section 11, if not already paid for by Operator, or if already paid for by Operator, to reimburse Operator for such payment; and second, the balance remaining, if any, shall be divided between Owner and Operator as their interests may appear.

                SECTION 14.  ASSIGNMENT AND SUBLEASE; LOCATION

    14.1  Assignment and Sublease.  Neither party shall delegate any obligations
          -----------------------
under this Agreement or assign this Agreement or any interest or rights hereunder without the prior written consent of the other party, which consent shall not unreasonably be withheld. Either party may assign this Agreement to a successor to all or substantially all of its assets or to a majority of its voting stock. The surviving party is bound to the terms of this Agreement. Any sublease pursuant to this Section shall provide that such assignee or sublessee shall assume all of the obligations of Operator under this Agreement, and that such sublease shall be expressly subject and subordinate to this Agreement and the rights and interests of Owner under this Agreement. No such sublease or assignment shall release Operator from any of its obligations or liabilities of any nature whatsoever arising under this Agreement and shall not, in Owner's opinion, result in any adverse tax consequences to Owner. The rights and obligations of Owner and Operator hereunder shall inure to the benefit of, and be binding upon, the permitted successors and assigns of Owner and Operator, respectively.

  14.2        Location.  Operator shall not remove, or permit to be removed, the
              --------
Equipment or any part thereof from the Operator's Foundry without the prior written consent of Owner, except that Operator or any other person may remove any part of the Equipment in accordance with the provisions of Section 11.

                             SECTION 15.  REPORTS

    15.1  Liens.  Operator shall promptly and in no event later than ten (10)
          -----
business days after it shall have obtained knowledge of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to Section 10, notify Owner of the attachment of such Lien and the full particulars thereof unless the same shall have been removed or discharged by Operator.

                   SECTION 16.  AGREEMENT EVENTS OF DEFAULT

    16.1  Agreement Events of Default.  The following events shall constitute
          ---------------------------
Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Insurance.  Operator shall fail to maintain insurance as provided
             ---------
in Section 12 above and fails to cure such default within thirty (30) days of receipt of written notice of such default;

         (b) Material Condition.  Either party shall fail in any respect to
             ------------------
perform or observe any material covenant, condition or agreement to be performed or observed by it under this Agreement; and does not cure such failure within thirty (30) days of receipt of written notice of such breach from the other party, unless such failure cannot be remedied in thirty (30) days, the remedy of such failure is commenced within fifteen (15) days after written notice from the non-breaching party to the breaching party and is diligently prosecuted to completion within six (6) months after such written notice;

         (c) Wafer Production Agreement.  Any event or condition which
             --------------------------
constitutes a default under the Wafer Production Agreement; provided, however, that if such event or condition is remedied within the time limit set forth in the Wafer Production Agreement, such event or condition shall not an Event of Default;

         (d) Misrepresentation.  Any representation or disclosure in this
             -----------------
Agreement made by Owner or Operator proves to be false or misleading in any material respect on the date as of which made; or

         (e) Transfer.  Owner or Operator shall make or permit any assignment or
             --------
transfer of this Agreement, or any interest herein, or of the right to possession of the Equipment not permitted or contemplated by this Agreement.

    16.2  Notice of Event of Default.  Immediately upon the occurrence of any
          --------------------------
event or condition that constitutes an Events of Default, the breaching party shall notify the non-breaching party of such condition or event and the period of existence thereof and the action that the breaching party has taken or proposes to take with respect thereto, and the date, if any, on which it is estimated that such event or condition will be remedied or terminated.

                           SECTION 17.  ENFORCEMENT

    17.1  Remedies.  Upon the occurrence of any Event of Default and at any time
          --------
thereafter so long as the same shall be continuing, the non-breaching party, at its option, by notice to the breaching party declare this Agreement to be in default, and at any time thereafter the non-breaching party may do one or more of the following as it, in its sole discretion, shall determine:

         (a) Termination of Agreement.  The non-breaching party may, by notice
             ------------------------
to the breaching party, rescind or terminate this Agreement;

         (b) Return of Equipment.  In the case of a breach by Operator, Owner
             -------------------
may demand that Operator, and Operator shall upon the written demand of Owner, return the Equipment promptly to Owner. Operator shall be liable for the any costs and expenses of de-installation and delivery to Owner that Operator incurs in connection therewith.

         (c) Sale of Equipment and Payment of Guaranteed Amount by Operator.  In
             --------------------------------------------------------------
case of a breach by Operator, Owner may sell all or any part of the Equipment at public or private sale, as Owner may determine, free and clear of any rights of Operator. Owner shall conduct the sale fairly and in good faith so as to realize the highest possible sales price. If during any of the Agreement Periods specified below, the Equipment sells for an amount less than the Calculated Value, then within thirty (30) days of the date of such sale, Operator will pay Owner the difference between the sales price and the Calculated Value, up to the Guaranteed Residual, as specified for each Agreement Period below:

Agreement Period                  Calculated Value        Guaranteed Residual
- - ----------------                  ----------------        -------------------

Foundry Ramp Completion
Date through 12 months later      $ varies daily *        $5 Million

13 months - 24 months             $ varies daily          $4 Million

25 months - 36 months             $ varies daily          $3 Million

37 months - 48 months             $ varies daily          $2 Million

49 months - 60 months             $ varies daily          $1 Million

    * If the Equipment is sold before Owner has paid for all Equipment specified in Exhibit A, then the Calculated Value shall be adjusted to reflect only the amounts actually paid by Owner or Owner's Lessor, as the case may be, for the Equipment sold, and the Guaranteed Residual shall be fifty percent (50%) of that amount.

    (d) Other Legal Remedies.  Operator's payment of the Guaranteed Residual
        --------------------
shall be Owner's sole remedy for Operator's default under this Section.

                         SECTION 18.  QUIET ENJOYMENT

    Owner warrants that, so long as Operator is complying with each and every provision of this Agreement, neither Owner nor Owner's Lessor will not disturb Operator and its permitted successors and assigns in their peaceable, quiet and undisputed enjoyment of the Equipment.

                          SECTION 19.  MISCELLANEOUS

    19.1  Severability.  If any one or more of the provisions contained in this
          ------------
Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired hereby.

    19.2  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    19.3  Notices.  All notices required or permitted to be sent by either party
          -------
to the other party under this Agreement shall be sent by registered mail postage prepaid, or by personal delivery, or by fax. Any notice given by fax shall be followed by a confirmation copy within ten (10) days. Notices shall be deemed given upon receipt by the intended recipient. Unless changes by written notice given by either party to the other, the addresses and fax numbers of the respective parties shall be as follows:

     To IC Works:   IC Works, Inc.
                    3725 North First Street
                    San Jose, CA 95134-1700
                    Tel: (408) 922-0202
                    Fax: (408) 922-0833


     To Owner:      Telcom Semiconductor, Inc.
                    1300 Terra Bella Avenue
                    Mountain View, CA 94039-7267
                    Tel: (415) 968-9241
                    Fax: (415) 940-9633
                    Attention: ________________

     19.4    Amendments.  No amendment, modification or waiver of any provision
             ----------
of this Agreement, nor consent to any departure by either party from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement.

     19.5    Headings.  The headings of the various sections of this Agreement
             --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement for any purpose.

     19.6  Execution in Counterparts.  This Agreement may be executed in any
           -------------------------
number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

     19.7   No Publicity.  No publicity or information regarding the existence
            ------------
or contents of this Agreement shall be given or released by either party without the prior written consent of the other party, except to the extent required under applicable securities laws to the party's certified public accountant and attorneys, or in response to a valid subpoena, provided that the responding party shall first give notice of and the other party shall have an opportunity to request a protective order preventing the release of information. Promptly upon execution of this Agreement, the parties shall agree to a joint press release, announcing the existence of this Agreement.

     19.8   Governing Law, Jurisdiction and Dispute Resolution.  This Agreement
            --------------------------------------------------
shall be governed by and construed in accordance with the laws of the State of California. The parties consent to the exclusive jurisdiction and venue of the state courts located in and serving Santa Clara County, California. The parties intend to carry out the provisions of this Agreement in accordance with principles of good faith and fair dealing and to respect and observe the spirit as well as the letter of this Agreement. Senior executives of the parties shall exercise their best efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement.

     19.9    Attorneys' Fees.  If any action at law or in equity, including an
             ---------------
action for declaratory relief or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which the party may be entitled.

     19.10    Exhibits.  The following exhibits are attached to this Agreement
              --------
and incorporated by reference:

     Exhibit A      Fab Expansion--Major Equipment
     Exhibit B      Foundry Ramp Schedule

     19.11    Entire Agreement.  This Agreement and the Wafer Production
              ----------------
Agreement constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     19.12    Cancellation.  The parties acknowledge that the Owner's Equipment
              ------------
purchase will be part of Operator's foundry expansion program which will require additional equipment purchases. As a result, notwithstanding anything to the contrary in this Agreement or in any other Agreement, either Party may terminate (without any penalty or liability) this Agreement if by January 31, 1996, Operator has not received commitments of at least Thirty Million ($30,000,000) to fund such fab expansion (including Equipment) and does not have at least two
(2) Participating Customers.


              SECTION 20.  TERMS TO OTHER PARTICIPATING CUSTOMERS

     Operator agrees that the terms and conditions of the Wafer Production Agreement signed by other Participating Customers will be no more favorable, in any material respects, to such Participating Customers than the terms of this Agreement are to Owner.


IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the date first above written.


Owner:  Telcom Semiconductor, Inc.    Operator:  IC WORKS, Inc.

By: /s/ PHILLIP M. DRAYER               By: /s/ ILBOK LEE
    -------------------------------        ---------------------------------
Name: Phillip M. Drayer                Name: Ilbok Lee
      -----------------------------          -------------------------------
Title: CEO                             Title: President and CEO
       ----------------------------           ------------------------------
Date: November 2, 1995                 Date:  November 2, 1995
      -----------------------------           ------------------------------

                                                                       Exhibit A

                        FAB EXPANSION - MAJOR EQUIPMENT
                           (Tentative as of 9/19/95)

PROCESS STEP         QUANTITY    EQUIPMENT                                     DELIVERY
- - ------------         --------    ---------                                     --------
Oxide Etch              2        1. AMT MxP + (d/b chamber) on P5000           March, May, July 96
                     or 3        2. LAM 4520 ESC

Metal Etch              1        1. AMT Centura (2 proc 2 Ash chamber)         April 96
                     or 1        2. LAM TCP 9600 ESC

Poly Etch               1        1. LAM TCP 9400                               June 96
                     or 1        2. AMT MxP (d/b chamber) on P5000

Asher                   5        1. Gasonics Aura 1001                         March to Aug. 96
                     or 5        2. Matrix System One

Pattern Inspect         1        1. Tencor AIT                                 March 96
                     or 1        2. KLA 2131

Silicide                1        1. AMT 5000                                   April 96
                     or 1        2. Genus 8700
                     or 1        3. Genus 7000
                     or 1        4. AMT Centura

Plasma CVD              1        1. Novellus Concept 1                        May 96
                     or 1        2. AMT 5000 Mark 2

Stepper                 3        1. ASM 5500/100D                              June, Sept, Dec. 96
                     or 3        2. Nikon 2205 111D

SEM                     1        1. Hitachi 8620                               May 96
                     or 1        2. KLA 8000
                     or 1        3. Opel 7830 i

Tracks                  4            DNS 60A                                   Dec. 95, March 96

Diffusion               4            BTI BDF-1                                 Jan., Feb., Mar., April 96

BPSG                    1            WJ999                                     Dec. 96
                     or 1            Novellus Concept 1

Epi                     1            AMT Centura                               TBD
                     or 1            ASM Epsilon One Model E???

SOG                     1            Semix                                     Aug. 96

W Plug                  1            AMT 5000                                  Oct. 96

CMP                     1            TBD                                       Oct. 96

Bulk Chem System       10            FSI/Chem Systems                          March-July 96
Chemical Clean          4            FSI Mercury/Wet Benches                   March-July 96

Isotropic Etch          1            Matrix 303/Gasonics Aura 2001             July 96

                                                                       Exhibit B

                             FOUNDRY RAMP SCHEDULE

          [INSERT WAFER START PLAN DURING 5" TO 6" CONVERSION CHART]